Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gold Resource Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-235312 and 333-214960) and in the  Registration Statements on Form S-8 (Nos. 333-214958 and 333-171779) of Gold Resource Corporation (the "Company") of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2019 and 2018, which appear in this Form 10-K.

/s/ Plante &  Moran, PLLC

Denver, Colorado

March 2, 2020